Exhibit 99.1
EXECUTION COPY
$175,000,000
ITC Midwest LLC
6.150% First Mortgage Bonds, Series A, due 2038
PURCHASE AGREEMENT
January 15, 2008
Lehman Brothers Inc. (“Lehman”)
Credit Suisse Securities (USA) LLC (“Credit Suisse”),
As Representatives of the several Initial Purchasers listed in Schedule A hereto,
      c/o Lehman Brothers Inc.
           745 Seventh Avenue
           New York, New York 10019
Ladies and Gentlemen:
     1. Introductory. ITC Midwest LLC, a Michigan limited liability company duly organized under the laws of the State of Michigan (the “Company”), proposes, subject to the terms and conditions stated in this purchase agreement (the “Agreement”), to issue and sell to the several initial purchasers named in Schedule A hereto (the initial “Purchasers”), for whom Lehman and Credit Suisse are acting as representatives (the “Representatives”), U.S. $175,000,000 principal amount of its 6.150% First Mortgage Bonds, Series A, due 2038 (“Offered Securities”) to be issued under a First Mortgage and Deed of Trust (the “Original Indenture”), to be dated as of January 15, 2008, between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture thereto (the “First Supplemental Indenture”) to be dated as of January 15, 2008 between the Company and the Trustee (the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”). The Securities Act of 1933, as amended, and the rules and regulations thereunder are herein collectively referred to as the “Securities Act.”
     The Offered Securities are being sold by the Company in connection with the acquisition (the “Asset Acquisition”), pursuant to that certain asset sale agreement, dated as of January 18, 2007, between the Company and Interstate Power and Light Company (“IP&L”) (the “Asset Sale Agreement”) and, together with the agreements ancillary thereto necessary to transfer the assets and liabilities as contemplated by the Asset Sale Agreement and the Distribution Interconnection Agreement, the Generator Interconnection Agreement and the Transition Services Agreement (each as defined in the Asset Sale Agreement), the “Asset Acquisition Documents.” Pursuant to the Asset Sale Agreement, the Company acquired all of the electric transmission assets (the “Assets”) of IP&L, a subsidiary of Alliant Energy Corporation, in a transaction valued at approximately $783 million. In connection with the repayment of the bridge loan incurred by ITC Holdings Corp. (“ITC Holdings”) to fund the Asset Acquisition, (A) ITC Holdings, the parent of the Company, will issue approximately 5,363,985 shares of its common stock in a public offering (the “Common Stock Offering”), and (B) ITC Holdings will issue $385,000,000 million aggregate principal amount of 6.050% Senior

Notes due 2018 (the “Senior Notes”) (the “Senior Notes Offering”). The Common Stock Offering, the Senior Notes Offering and the issuance of Offered Securities contemplated hereby are referred to as the “Financings.” The Asset Acquisition, the Financings and the related transactions are referred to as the “Transactions.” This Agreement, the Indenture, the Asset Acquisition Documents and the documents relating to the Financings are collectively referred to as the “Transaction Documents.”
          The Company hereby agrees with the several Purchasers as follows:
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:
     (a) A preliminary offering memorandum (the “Preliminary Offering Memorandum”) relating to the Offered Securities and a final offering memorandum (the “Final Offering Memorandum”) disclosing the offering price and other final terms of the Offered Securities and dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Memorandum, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, set forth in Schedule C to this Agreement, which is referred to as the “Terms Communication”). “Applicable Time” means 6:20 p.m. (Eastern Standard Time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Memorandum does not, and as of the Closing Date (as hereinafter defined) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the

Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B to this Agreement.
     (b) The Company has been duly organized and is an existing limited liability company in good standing under the laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership, use or lease of property or the conduct of its business requires such qualification, except where the failure to have all requisite power and authority or to be so qualified would not reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or the affairs of the Company, (y) interfere with the marketability of the Offered Securities or (z) draw into question the validity of this Agreement or the Indenture or the transactions described in the Preliminary Offering Memorandum or the Final Offering Memorandum (any of the events set forth in clauses (x), (y) or (z), a “Material Adverse Effect”).
     (c) The Company has no subsidiaries.
     (d) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company and such Offered Securities will have been duly executed, issued and delivered by the Company and will be consistent with the information in the General Disclosure Package; and will conform to the description thereof contained in the Final Offering Memorandum and the Indenture and such Offered Securities, when such Offered Securities are authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Offered Securities will be entitled to the benefit and security afforded by the Indenture.
     (e) Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company has good and sufficient title to, or has valid rights to lease or use, by easement or otherwise, all items of real and personal property that are material to the business of the Company (the “Properties”) free and clear of all liens and defects and imperfections of title except (i) the lien of the Indenture and Permitted Liens (as defined in the Indenture), and (ii) minor defects and irregularities customarily found in properties of like size and character that do not materially impair the use of the property affected thereby in the operation of the business of the Company; the descriptions in the Indenture of the Properties are accurate in all material respects; the Indenture constitutes a valid first mortgage lien on the Properties, which include substantially all of the owned real property, easements on real property and tangible personal property of the Company (other than those expressly excepted), subject only to the exceptions enumerated above in this Section; and except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company holds leased real or personal property under valid and enforceable leases except where the failure to have such valid and enforceable leases would not, individually or in the aggregate, have a Material Adverse Effect.
     (f) The capitalization of the Company is, as of the date specified, as set forth in the section of the General Disclosure Package and the Final Offering Memorandum entitled “Capitalization.”
     (g) The Company has obtained the approval of the Federal Energy Regulatory Commission with respect to the issuance and sale of the Offered Securities by the Company, and except as disclosed in the General Disclosure Package and the Final Offering Memorandum, no other consent, approval, authorization or order of, or filing or registration with, any governmental agency or body, including the Michigan Public Service Commission, the Missouri Public Service Commission, the Illinois Commerce Commission, the Minnesota Public Utilities Commission, the Iowa Utilities Board or any court is required for the execution, delivery and performance by the Company of this Agreement or the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby.
     (h) The execution, delivery and performance of the Indenture, this Agreement, the other Transaction Documents to which the Company is a party and the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties or easements, or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (iii) the charter or by-laws of the Company, except, in the case of clauses (i) and (ii) above, for such breaches, violations or defaults that do not and would not have, individually or in the aggregate, a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Transaction Documents to which the Company is a party.
     (i) This Agreement has been duly authorized, executed and delivered by the Company.
     (j) Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business it now operates and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate result in a Material Adverse Effect.

     (k) Neither the Company nor the Assets acquired pursuant to the Asset Acquisition has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Offering Memorandum, any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, except as disclosed in the General Disclosure Package and the Final Offering Memorandum; and, since such date, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there has not been any change in the membership interests or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company.
     (l) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.
     (m) The offering and sale of the Offered Securities contemplated by this Agreement and as described in the Preliminary Offering Memorandum will not cause the Company to violate any provisions of the Federal Power Act or any rule or regulation promulgated under the Federal Power Act or any order issued pursuant to the Federal Power Act, including without limitation any order of the Federal Energy Regulatory Commission (the “FERC”) applicable to the Company as of the date hereof.
     (n) No labor dispute exists or, to the knowledge of the Company, is threatened against the Company that would have a Material Adverse Effect.
     (o) The Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business the Company now operates, or presently employs, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.
     (p) Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own, have an interest in or operate any real property that, to the knowledge of the Company, is contaminated with any substance requiring investigation or remediation under any environmental laws, is not, to the knowledge of the Company, liable for any off-site disposal or contamination pursuant to any environmental laws and has not received (and is not aware of any pending investigation that would lead to) any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect.
     (q) Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
     (r) Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the financial statements included in the General Disclosure Package and the Final Offering Memorandum present fairly the financial position of the Company, as of the dates shown and the results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.
     (s) Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, the Audited Statements of Assets Acquired and Liabilities Assumed and the audited Statement of Revenues and Direct Expenses of IP&L (the “Business”) included in the General Disclosure Package and the Final Offering Memorandum present fairly, in all material respects, the assets acquired and liabilities assumed, as of the dates shown and the revenues and direct expenses of the Business for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, have been prepared in conformity with GAAP applied on a consistent basis.
     (t) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”.)
     (u) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (“Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.
     (v) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Rule 144A (as hereinafter defined) and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (w) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
     (x) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (y) The Company (i) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States or any other criteria applicable to such statements and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (z) Deloitte & Touche LLP, the accountants who have audited the Statements of Assets Acquired and Liabilities Assumed and the Statement of Revenues and Direct Expenses of the Company, whose report appears in the Preliminary Offering Memorandum and the Final Offering Memorandum and who will deliver the letters referred to in Sections 7(a) and (i) hereof, are independent public accountants with respect to the Company as required by the Securities Act and the applicable published rules and regulations thereunder.

     (aa) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed either the Company or its parent company ITC Holdings that it is considering imposing) any condition (financial or otherwise) on the Company’s or ITC Holdings’ retaining any rating assigned to either the Company or ITC Holdings on any securities of either the Company or ITC Holdings or (ii) has indicated to either the Company or ITC Holdings that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any negative change in the outlook for any rating of either the Company or ITC Holdings or any securities of the Company or ITC Holdings.
     (bb) The Company will apply the proceeds from the offering in accordance with the “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offer Circular.
     Any certificate signed by an officer of the Company and delivered to the Purchasers or counsel for the Purchasers in connection with the offering of the Offered Securities shall be deemed a representation and warranty to the Purchasers as of the date hereof and as of the Closing Date and an agreement with the Purchasers.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements set forth herein, but subject to the terms and conditions set forth herein, the Company agrees to sell to the Purchasers and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.824% of the principal amount thereof plus accrued interest, if any, from January 24, 2008 to the Closing Date (as hereinafter defined), the principal amount of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more global securities in registered form without interest coupons (the “Offered Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchasers hereunder and to be offered and sold by the Purchasers in reliance on Rule 144A (“Rule 144A”) under the Securities Act (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Offered Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Preliminary Offering Memorandum and the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Offered

Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Preliminary Offering Memorandum and the Final Offering Memorandum.
     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank specified in writing by the Company, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 A.M. (New York time), on January 24, 2008, or at such other time not later than five full business days thereafter as Lehman and the Company jointly determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Offered Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Offered Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the Closing Date.
     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally, and not jointly, represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally, and not jointly, represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with

Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.
     (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     (e) Each Purchaser severally represents and agrees that (i) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (C) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive (for purposes of the foregoing provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC of the European Economic Area and includes any relevant implementing measure in each Relevant Member State); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
     5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:
     (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum and will not effect such amendment or supplementation without the consent of the Representatives, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Preliminary Offering Memorandum, Final Offering Memorandum or any document included in the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in light of the circumstances prevailing at such time, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the consent of the Representatives to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. The first sentence of this subsection does not apply to statements in or omissions from the Preliminary Offering Memorandum, Final Offering Memorandum or any document included in the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (b) The Company will furnish to the Representatives copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and each document comprising a part of the General Disclosure Package and each item of Supplemental Marketing Material, if any, in each case as soon as available and in such quantities as Lehman may request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished, upon the written request of the Representatives, to the Representatives and, upon request of holders and prospective purchasers of the Offered Securities to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.
     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or jurisdiction.
     (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representatives and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.
     (f) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and the Missouri Deed of Trust Trustee and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities; and (vi) for expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Materials to the Purchasers. The Company will also reimburse the Purchasers (to the extent incurred by them) for all reasonably incurred travel expenses of the Purchasers and Company’s officers and employees and any other expenses of the Purchasers and Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers; provided that the Company shall not pay, or reimburse the Purchasers for, any fees or expenses of or relating to any consultants or more than 50% of the cost of any aircraft chartered in connection with such meetings. Such amount may be deducted from the purchase price for the Offered Securities set forth in Section 3 hereof.
     (g) In connection with the offering, until the Representatives shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (h) For a period of 30 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     6. Free Writing Communications. (a) The Company represents and agrees that, unless it obtains the prior consent of Lehman, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Lehman, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
     (b) The Company consents to the use by any Purchaser of a Free Writing Communication that contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and, in each case that is included in the Terms Communication or is included in the Final Offering Memorandum, it being understood and agreed that any such Free Writing Communication (other than the Terms Communication) shall not be an Issuer Free Writing Communication for purposes of this Agreement.
     7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Company set forth in the General Disclosure Package.
     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company which, in the judgment of Lehman, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of Lehman, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Lehman, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
     (c) The Purchasers shall have received an opinion and negative assurance letter, each dated the Closing Date, of the General Counsel for the Company substantially in the forms set forth in Exhibit A-1 and Exhibit A-2 hereto.
     (d) The Purchasers shall have received an opinion and negative assurance letter, each dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, substantially in the form set forth in Exhibit B-1 and Exhibit B-2 hereto.
     (e) The Purchasers shall have received the opinion, dated the Closing Date, of Dykema Gossett PLLC, Michigan counsel for the Company, substantially in the form set forth in Exhibit C-1, and the opinions of DLA Piper USA LLP, Illinois counsel for the Company, Brown, Winick, Graves, Gross, Baskerville, & Schoenebaum, P.L.C., Iowa counsel for the Company, Gray Plant Mooty, Minnesota counsel for the Company and

Sonnenschein Nath & Rosenthal LLP, Missouri counsel for the Company substantially in the form set forth in Exhibit C-2, Exhibit C-3, Exhibit C-4 and Exhibit C-5, respectively.
     (f) The Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the General Disclosure Package and the Final Offering Memorandum, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as Lehman may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) The Purchasers shall have received an opinion, dated the Closing Date, of Stuntz, Davis & Staffier, P.C., federal energy regulatory counsel for the Company, substantially in the form set forth in Exhibit D hereto.
     (h) The Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company except as set forth in the General Disclosure Package and the Final Offering Memorandum.
     (i) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that (x) such letter shall also apply to the financial information set forth in the Final Offering Memorandum and (u) the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.
     (j) The Asset Acquisition shall have closed and each condition to the closing thereof contemplated by the Asset Acquisition Documents will have been satisfied or waived. The Purchasers shall have received conformed copies of the Asset Acquisition Documents.
     The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as Lehman shall reasonably request. Lehman may, in its sole discretion, waive, on behalf of the Purchasers, compliance with any conditions to the obligations of the Purchasers hereunder.

     8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its respective affiliates, its respective directors, partners, members, officers, employees and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which that Purchaser, affiliate, director, partner, member, officer, employee or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication at any time, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser, affiliate, director, partner, member, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Purchaser, affiliate, director, partner, member, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Purchaser, or any affiliate, director, partner, member, officer, employee or controlling person of that Purchaser.
     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication at any time, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Lehman specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary

Offering Memorandum and the Final Offering Memorandum: under the caption “Plan of Distribution” the fourth sentence of paragraph six and paragraph ten; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (x) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 8.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of each Purchaser under this Section shall be in addition to any liability such Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.
     9. Default of Purchasers. If any Purchaser defaults in its obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, Lehman may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any Purchaser, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated to purchase the Offered Securities that such defaulting Purchaser agreed but failed to purchase. If any Purchaser so defaults and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Lehman and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 7(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers or any Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o (a) Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Debt Capital Markets, Global Power Group (with a copy to the General Counsel at the same address) and (b) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ITC Midwest LLC, 39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375, Attention: Daniel J. Oginsky; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.
     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) The Purchasers have been retained solely to act as purchasers in connection with the sale of the Company’s Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Purchasers have advised or are advising the Company on other matters;

     (b) The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) It has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) It waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

ITC MIDWEST LLC
By:	ITC Holdings Corp., its
Sole Member

By	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Vice President and General Counsel

The foregoing Agreement
is hereby confirmed and accepted as of the date first above written.

Lehman Brothers Inc.
Credit Suisse Securities (USA) LLC

For themselves and as Representatives
of the several Initial Purchasers named
in Schedule A hereto

Lehman Brothers Inc.

By	/s/ Gregory J. Hall

Name: Gregory J. Hall
Title: Managing Director

Credit Suisse Securities (USA) LLC

By	/s/ John Cogan

Name: John Cogan
Title: Director

SCHEDULE A

Principal Amount of
Initial Purchaser	Offered Securities
Lehman Brothers Inc.	$70,000,000
Credit Suisse Securities (USA) LLC	$61,250,000
Banc of America Securities LLC	$17,500,000
J.P. Morgan Securities Inc.	$17,500,000
Comerica Securities, Inc.	$8,750,000
Total	$175,000,000

SCHEDULE B
List of Issuer Free Writing Communications, including documents delivered with the Preliminary Offering Memorandum
1.	Terms Communication set forth in Schedule C

SCHEDULE C
Form of Terms Communication
ITC Midwest LLC
6.150% First Mortgage Bonds, Series A, due 2038
Final Terms

Issuer:	ITC Midwest LLC

Security Type:	First Mortgage Bonds

Legal Format:	Rule 144A/Regulation S

Ratings:	Standard & Poor’s: A–/positive Moody’s: A3/positive

Trade Date:	January 15, 2008

Settlement Date:	January 24, 2008 (T+ 6)

Principal Amount:	$175,000,000

Coupon Dates:	January 31 and July 31 each year

Interest Accrual Commencement Date:	January 24, 2008

First Payment Date:	July 31, 2008

Final Maturity:	January 31, 2038

Call Date & Terms:	Make-Whole Call at T + 30 bps

UST Benchmark:	UST 4.75% due February 15, 2037

Treasury Price:	107-15+

Treasury Yield:	4.297%

Re-offer Spread:	T+187.5 bps

Re-offer Yield to Investor:	6.172%

Coupon:	6.150%

Price to Investor:	99.699%

Day Count:	30/360

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running	Lehman Brothers Inc.
Managers:	Credit Suisse Securities (USA) LLC

Co-Managers:	Banc of America Securities LLC
Comerica Securities, Inc.
J.P. Morgan Securities Inc.

CUSIPS:	144A: 450319 AA6
Regulation S: U4502W AA9

     The bonds have not been registered under the Securities Act. The bonds may not be offered or sold within the United States or to U.S. persons except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain non-U.S. persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the bonds may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction by calling your Lehman Brothers or Credit Suisse sales representatives to request it.

2

EXHIBIT A-1
FORM OF OPINION OF DANIEL J. OGINSKY,
GENERAL COUNSEL OF THE COMPANY

EXHIBIT A-2
FORM OF NEGATIVE ASSURANCE LETTER OF DANIEL J. OGINSKY,
GENERAL COUNSEL FOR THE COMPANY

EXHIBIT B-1
FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP, COUNSEL FOR THE COMPANY

EXHIBIT B-2
FORM OF NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP, COUNSEL FOR THE COMPANY

EXHIBIT C-1
FORM OF OPINION OF DYKEMA GOSSETT PLLC, MICHIGAN COUNSEL FOR THE COMPANY

EXHIBIT C-2
FORM OF OPINION OF DLA PIPER USA LLP, ILLINOIS COUNSEL FOR THE COMPANY

EXHIBIT C-3
FORM OF OPINION, BROWN, WINICK, GRAVES, GROSS, BASKERVILLE & SCHOENEBAUM, P.L.C., IOWA COUNSEL FOR THE COMPANY

EXHIBIT C-4
FORM OF OPINION OF GRAY PLANT MOOTY, MINNESOTACOUNSEL FOR THE COMPANY

EXHIBIT C-5
FORM OF OPINION OF SONNENSCHEIN, NATH & ROSENTHAL, LLP, MISSOURI COUNSEL FOR THE COMPANY

EXHIBIT D
FORM OF OPINION OF STUNTZ, DAVIS & STAFFER, P.C., FEDERAL ENERGY REGULATORY COUNSEL FOR THE COMPANY